POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned, an officer of Kansas City Power & Light Company, a Missouri corporation, does hereby constitute and appoint Bernard J. Beaudoin, Jeanie S. Latz or Mark G. English, his/her true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned officer a Report on Form 4 or Form 5 and all amendments thereto; hereby granting unto such attorney and agent full power of substitution and revocation in the premises; and hereby ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day of February 2006.

/s/William P. Herdegen III Signature Name Printed: William P. Herdegen III

STATE OF MISSOURI COUNTY OF JACKSON	) ) ss )

          On this 9th day of February 2006, before me the undersigned, a Notary Public, personally appeared William P. Herdegen III, to be known to be the person described in and who executed the foregoing instrument, and who, being by me first duly sworn, acknowledged that he/she executed the same as his/her free act and deed.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/Vickie L. Flores Notary Public Clay County, Missouri

My Commission Expires:

September 15, 2009